EXHIBIT 21.1
SUBSIDIARIES OF REGISTRANT

Name of Subsidiary		Relationship

1)	Eastern Washakie Midstream Pipeline LLC, a Wyoming LLC	Wholly owned subsidiary of Double Eagle Petroleum Co.